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                                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statement of SpatiaLight, Inc. and subsidiary of our report dated March 24, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB of SpatiaLight, Inc. and subsidiary for the year ended December 31, 1998:

           Registration Statement No. 33-82410 on Form S-8



San Francisco, California
March 26, 1999